                                                                  EXECUTION COPY

                                   AMENDMENT


         This AMENDMENT, dated as of March 3, 1998, among TEXAS UTILITIES COMPANY, a Texas corporation ("TUC"), TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation ("TU ELECTRIC"), ENSERCH CORPORATION, a Texas corporation ("ENSERCH" and, together with TUC and TU Electric, the "BORROWERS"), the lenders parties to the Credit Agreements referred to below (the "LENDERS"), THE CHASE MANHATTAN BANK, as Competitive Advance Facility Agent (the "CAF AGENT"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as administrative agent for the lenders (the "ADMINISTRATIVE AGENT" and, together with the CAF Agent, the "AGENTS").

                            PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Lenders and the Agents have entered into a 364-Day Competitive Advance and Revolving Credit Facility Agreement (the "FACILITY A CREDIT AGREEMENT") and a Five-Year Competitive Advance and Revolving Credit Facility Agreement (the "FACILITY B CREDIT AGREEMENT" and, together with the Facility A Credit Agreement, the "CREDIT AGREEMENTS"), each dated as of March 2, 1998. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreements.

         (2) The Borrowers and the Lenders have agreed to amend the Facility A Credit Agreement to increase the amount of the Offer Loan Commitments and to make certain conforming changes in the Facility B Credit Agreement as hereinafter set forth.

         SECTION 1. AMENDMENTS TO FACILITY A CREDIT AGREEMENT. The Facility A Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

                 (a) The cover page to the Facility A Credit Agreement and the preamble thereto are amended by deleting therefrom the figure "$3,500,000,000" and substituting for such figure the figure "$3,600,000,000".

                 (b) Section 1.01 is amended by deleting from the definition of "Equity Event" the figure "$1.5 billion" therein and substituting for such figure the figure "$1.505 billion".

                 (c) Section 1.01 is amended by inserting at the end of the definition of "Letter Agreement" (and before the punctuation at the end of such definition) the phrase ",each as amended, modified or supplemented from time to time".

                 (d) Section 5.08 is amended by deleting the introductory clause of paragraph (ii) thereof and substituting for such clause "(ii) up to $2.8 billion of the proceeds of the Loans solely to finance or refinance (directly or indirectly, including as a commercial paper back-up) equity or subordinated loan advances from TUC to FinCo1 and FinCo2 to finance:".

                 (e) Schedule 2.01 is deleted in its entirety and replaced by a new Schedule 2.01 in the form of Exhibit A hereto.

         SECTION 2.       AMENDMENT TO FACILITY B CREDIT AGREEMENT.  Section
1.01 of the Facility B Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended by inserting at the end of the definition of "Letter Agreement" (and before the punctuation at the end of such definition) the phrase ", each as amended, modified or supplemented from time to time".

         SECTION 3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and all of the Lenders, and Sections 1 and 2 hereof shall become effective when, and only when, the Administrative Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents and shall be hereinafter referred to as the "AMENDMENT DATE"), in form and substance satisfactory to the Administrative
Agent:

                 (a) Fully executed counterparts of an Amended and Restated Underwriting Fee Letter, substantially in the form of Exhibit B hereto.

                 (b) Favorable opinions of Reid & Priest LLP and Worsham, Forsythe & Wooldridge, L.L.P., each to the effect that this Amendment has been duly authorized, executed and delivered by the Borrowers and confirming the opinion of such counsel furnished on March 2, 1998 pursuant to Section 4.01(c) of each Credit Agreement, with references therein to the Credit Agreements to mean this Amendment and the Credit Agreements, as amended by this Amendment.

                 (c) The Lenders shall have received evidence of the execution and delivery of an amendment to the U.K. Facility Agreement, in form and substance satisfactory to the Lenders, relating to an increase in the "Commitments" under and as defined in the U.K. Facility Agreement.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower confirms and repeats, as of the date hereof and as of the Amendment Date, the representations and warranties made by such Borrower in
Article III of each Credit Agreement, with references therein to any Credit Agreement to be deemed to be references to this Amendment and such Credit Agreement, as amended by this Amendment.

         SECTION 5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENTS. Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in any Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to such Credit Agreement shall mean and be a reference to such Credit Agreement, as amended hereby. Except as specifically amended above, the Credit Agreements are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any Credit Agreement, nor constitute a waiver of any provision of any Credit Agreement.

         SECTION 6. COSTS AND EXPENSES. The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with entering into this Amendment (whether or not the transactions hereby contemplated are consummated), or incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Amendment.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        TEXAS UTILITIES COMPANY


                                        By /s/ Texas Utilities Company
                                          ----------------------------
                                          Name:
                                          Title:


                                        TEXAS UTILITIES ELECTRIC COMPANY


                                        By /s/ Texas Utilties Electric Company
                                          ----------------------------
                                          Name:
                                          Title:


                                        ENSERCH CORPORATION


                                        By /s/ ENSERCH Corporation
                                          ----------------------------
                                          Name:
                                          Title:





                         [SIGNATURE PAGE TO AMENDMENT]

                                        CHASE BANK OF TEXAS, NATIONAL
                                          ASSOCIATION, as Administrative Agent


                                        By /s/ Chase Bank of Texas,
                                                National Association
                                          ----------------------------
                                          Name:
                                          Title:





                         [SIGNATURE PAGE TO AMENDMENT]

                                        THE CHASE MANHATTAN BANK,
                                          as Lender and as Competitive Advance
                                          Facility Agent


                                        By /s/ The Chase Manhattan Bank
                                          ----------------------------
                                          Name:
                                          Title:





                         [SIGNATURE PAGE TO AMENDMENT]

                                        LEHMAN  COMMERCIAL PAPER INC.


                                        By /s/ Lehman Commercial Paper Inc.
                                          ----------------------------
                                          Name:
                                          Title:





                         [SIGNATURE PAGE TO AMENDMENT]

                                        MERRILL LYNCH CAPITAL CORPORATION


                                        By /s/ Merrill Lynch Capital Corporation
                                          ----------------------------
                                          Name:
                                          Title:





                         [SIGNATURE PAGE TO AMENDMENT]

                                                                       EXHIBIT A

                                 SCHEDULE 2.01


                                             Offer Loan              General Loan             Aggregate
Name                                         Commitment               Commitment              Commitment
----                                         ----------               ----------              ----------
The Chase Manhattan Bank                  $0,933,333,333.00         $266,666,667.00        $1,200,000,000.00
Lehman Commercial Paper Inc.                 933,333,333.00          266,666,667.00         1,200,000,000.00
Merrill Lynch Capital Corporation            933,333,334.00          266,666,666.00         1,200,000,000.00
---------------------------------         -----------------         ---------------        =================
TOTAL                                     $2,800,000,000.00         $800,000,000.00        $3,600,000,000.00

                                                                       EXHIBIT B



                            THE CHASE MANHATTAN BANK

                          LEHMAN COMMERCIAL PAPER INC.

                       MERRILL LYNCH CAPITAL CORPORATION

                              as of March 2, 1998



                  AMENDED AND RESTATED UNDERWRITING FEE LETTER

Texas Utilities Company
Energy Plaza
1601 Bryan Street, 33rd Floor
Dallas, Texas 75201

Attention:   Robert S. Shapard

Ladies and Gentlemen:

         Reference is made to the 364-Day Competitive Advance and Revolving Facility Agreement and the Competitive Advance and Revolving Facility Agreement, each dated as of the date hereof (collectively, as amended, modified or supplemented from time to time, the "CREDIT AGREEMENTS"), among Texas Utilities Company ("TUC"), Texas Utilities Electric Company, Enserch Corporation, certain Lenders named therein, Chase Bank of Texas, National Association, as Administrative Agent, and The Chase Manhattan Bank ("CHASE"), as Competitive Advance Facility Agent. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreements. This letter agreement is the Underwriting Fee Letter referred to in the definition of "Letter Agreement" set forth in the Credit Agreements.

         As consideration for the agreement of Chase, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation (collectively, the "INITIAL UNDERWRITERS") to underwrite the Total Commitment under each Credit Agreement, TUC agrees to pay to the Initial Underwriters an underwriting fee (the "UNDERWRITING FEE") in an amount equal to 1.0% of the Total Maximum Commitment (as defined below) under each Credit Agreement, payable by TUC to the Initial Underwriters, ratably in accordance with their respective Commitments, as follows:

                 (a) 25% of the Underwriting Fee shall be payable no later than the third Business Day following the date of the execution and delivery by the Borrowers of the Credit Agreements;

                 (b) 25% of the Underwriting Fee shall be payable upon the earlier to occur of (i) the thirtieth day following the date of the execution and delivery by the Borrowers of the Credit Agreements, provided, that the Offer Loan Commitments under the Facility A Credit Agreement shall not have been terminated in whole and (ii) the date the Initial Underwriters distribute to prospective Lenders any written offering materials (including, without limitation, any transaction summary, financial information, term sheet, etc.) in connection with the syndication of the Commitments; and

                 (c) the remaining 50% of the Underwriting Fee shall be payable upon the date the Offer shall have been declared unconditional.

         As used herein, "TOTAL MAXIMUM COMMITMENT" shall mean, with respect to each Credit Agreement, the highest Total Commitment in effect under such Credit Agreement during the period from the date hereof until (and including) the date payment is due under paragraph (a) above. You agree that, once paid, the Underwriting Fee or any part thereof payable hereunder shall not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated by the Credit Agreements are consummated. The Underwriting Fee shall be paid in immediately available funds and shall be in addition to reimbursement of out-of-pocket expenses of the Joint Lead Arrangers and the Initial Underwriters pursuant to the Syndication Letter, dated the date hereof (the "SYNDICATION LETTER"), among TUC, the Initial Underwriters and the Joint Lead Arrangers. You agree that the Initial Underwriters may, in their sole discretion, share all or a portion of any of the Underwriting Fee with any of the other Lenders.

         It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only to the extent provided in the Credit Agreements. This Fee Letter may not be amended or waived except by an instrument in writing signed by the Initial Underwriters and you. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         You agree that this Fee Letter and its contents are subject to the confidentiality provisions of the Syndication Letter. This Fee Letter replaces and supersedes all prior agreements and understandings among the parties with respect to the matters discussed herein.

         Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By
                                          ----------------------------
                                          Name:
                                          Title:

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By
                                          ----------------------------
                                          Name:
                                          Title:

                                        MERRILL LYNCH CAPITAL CORPORATION


                                        By
                                          ----------------------------
                                          Name:
                                          Title:

Accepted and agreed to as of
the date first above written:

TEXAS UTILITIES COMPANY


By
  ----------------------------
  Name:
  Title: